CORPORATE ACCESS NUMBER: 207712175

Alberta

BUSINESS CORPORATIONS ACT

# CERTIFICATE

# OF

# AMENDMENT

**NORALTA TECHNOLOGIES CORPORATION**
CHANGED ITS NAME TO **AQUASOL TECHNOLOGIES INC.** ON 1998/02/23.

REGISTRAR OF CORPORATIONS